Exhibit 99.1

BRIGHT HEALTH GROUP REPORTS FIRST QUARTER 2022 RESULTS

•Revenue of $1.8 billion, up 109.9% from Q1'21, Adjusted EBITDA loss of $74.8 million, GAAP Net Loss of $180.6 million.
•Enterprise Medical Cost Ratio of 84.8%, Bright HealthCare Medical Cost Ratio of 83.1%.
•Bright Health Group has achieved significant scale, serving 1.16 million Bright HealthCare members, with over 530,000 NeueHealth value-based patients.
•Reaffirming full year 2022 guidance metrics.

MINNEAPOLIS, MN (May 4, 2022) (BUSINESSWIRE) – Bright Health Group, Inc. (“Bright Health Group” or the “Company”) (NYSE: BHG), the first technology-enabled, Fully Aligned system of care built for healthcare's consumer retail market, today reported financial results for its first quarter ended March 31, 2022.

“Bright Health Group had a strong start to the year, demonstrating solid performance in the First Quarter,” said Mike Mikan, President and CEO of Bright Health Group. “We are seeing the results from Bright HealthCare getting to scale and the emergence of our NeueHealth business. Bright Health Group is focused on optimizing the business, driving performance through investments in our integrated technology platform, and delivering differentiated value for consumers.”

Key Metrics

	As of March 31,
	2022	2021
Consumer and Patient Metrics
Bright HealthCare Commercial Consumers	1,040,000	480,000
Bright HealthCare Medicare Advantage Consumers	120,000	60,000
NeueHealth Value-Based Patients	530,000	30,000

	Three Months Ended
($ in thousands)	March 31,
	2022	2021
Financial Metrics
Revenue	$1,835,575	$874,558
Medical Cost Ratio (1)	84.8%	79.5%
Operating Cost Ratio	22.8%	23.8%
GAAP Net Loss	$(180,629)	$(24,545)
Adjusted EBITDA (non-GAAP)	$(74,830)	$(13,827)

(1)Medical Cost Ratio for the three months ended March 31, 2022, includes a 310 basis point unfavorable impact from COVID-19 related costs. This is compared to 2021, which included a 410 basis point unfavorable impact from COVID-19 costs.

See the table at the end of this release for additional information and a reconciliation of the non-GAAP measure used in the table above.

Financial Outlook

For full year 2022, Bright Health Group is providing the following guidance and commentary:

•Bright Health Group’s total Revenue is expected to be $6.8 billion to $7.1 billion with an expected enterprise Medical Cost Ratio between 90% and 94%.
•On a segment basis, Bright HealthCare end-of-year membership is expected to be approximately 1,000,000, while NeueHealth Revenue is expected to be approximately $2.3 billion.
•Intercompany Revenue elimination, comprised of payments from Bright HealthCare to NeueHealth for managing patient care and for network services, is expected to be approximately $1.2 to $1.4 billion.
•Adjusted EBITDA for 2022 is expected to be a loss of between $500.0 and $800.0 million†.

Earnings Conference Call

As previously announced, Bright Health Group will discuss the Company’s results, strategy, and outlook on a conference call with investors at 8:00 a.m. Eastern Time today. Bright Health Group will host a live webcast of this conference call which can be accessed from the Investor Relations page of the company’s website (investors.brighthealthgroup.com). Following the call, a webcast replay will be available on the same site. This earnings release and the Form 8-K dated May 4, 2022, can be accessed on the Investor Relations page of the Company’s website. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website. Accordingly, investors should monitor this portion of our website, in addition to following our press releases, U.S. Securities and Exchange Commission (“SEC”) filings and public conference calls and webcasts.

About Bright Health Group

Bright Health Group is the first technology-enabled, Fully Aligned system of care built for healthcare's consumer retail market. Our differentiated approach aligns care delivery with the financing of care to drive better outcomes, lower costs, and enhance the consumer experience. We have two market-facing businesses: NeueHealth and Bright HealthCare. NeueHealth provides care delivery and value-based enablement services to over 500,000 value-based patients through our owned and affiliated clinics. Bright HealthCare offers Commercial and Medicare health plan products to over 1.1 million consumers across the nation. We believe everyone should have access to personal, affordable, and high-quality healthcare. Our mission is to Make healthcare right. Together. For more information, visit www.brighthealthgroup.com.

Notes

† A reconciliation of the projected Adjusted EBITDA, which is a forward-looking non-GAAP financial measure, to the most directly comparable GAAP financial measures, is not provided because the Company is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. These GAAP measures may include the impact of such items as interest expense, income tax expense, depreciation and amortization, impairment of intangible assets, share-based compensation expense, transaction costs, changes in the fair value of contingent consideration, changes in the fair value of equity securities, contract termination costs, restructuring costs; and the tax effect of all such items. Historically, the

Company has excluded these items from non-GAAP financial measures. The Company currently expects to continue to exclude these items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as a decision to exit part of the business, are inherently unpredictable as to if or when they may occur. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Forward-Looking Statements

Statements made in this release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “projections,” and other similar expressions. These forward-looking statements include any statements regarding our plans and expectations with respect to Bright Health Group, Inc. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include: a lack of acceptance or slow adoption of our business model; our ability to retain existing consumers and expand consumer enrollment; our ability to obtain and accurately assess, code, and report Individual and Family Plan and Medicare Advantage risk adjustment factor scores for consumers; our ability to contract with care providers and arrange for the provision of quality care; our ability to accurately estimate our medical expenses, effectively manage our costs and claims liabilities or appropriately price our products and charge premiums; our ability to obtain claims information timely and accurately; the impact of the ongoing COVID-19 pandemic on our business and results of operations; the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; our ability to manage the growth of our business; our ability to operate, update or implement our technology platform and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions and integrate acquired businesses; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; our ability to prevent and contain data security incidents and the impact of data security incidents on our members, patients, employees and financial results; our ability to comply with requirements to maintain effective internal controls; our ability to adapt to the new risks associated with our expansion into Direct Contracting; and the other factors set forth under the heading “Risk Factors” in the Company’s reports on Form 10-K, 10-Q, and Form 8-K (including all amendments to those reports) and our other filings with the SEC. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or changes in our expectations.

###

Investor Contact:
Stephen Hagan
IR@brighthealthgroup.com

Media Contact:
media@brighthealthgroup.com

Bright Health Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$1,505,547	$1,061,179
Short-term investments	692,472	193,835
Accounts receivable, net of allowance of $5,172 and $4,074, respectively	142,695	113,474
Direct contracting performance year receivable	638,641	—
Prepaids and other current assets	315,422	291,712
Total current assets	3,294,777	1,660,200
Other assets:
Long-term investments	733,465	675,192
Property, equipment and capitalized software, net	41,279	38,344
Goodwill	835,450	835,140
Intangible assets, net	326,617	343,860
Other non-current assets	43,438	45,603
Total other assets	1,980,249	1,938,139
Total assets	$5,275,026	$3,598,339
Liabilities, Redeemable Noncontrolling Interest, Redeemable Preferred Stock and Shareholders’ Equity (Deficit)
Current liabilities:
Medical costs payable	$1,155,155	$817,975
Accounts payable	128,407	118,140
Unearned revenue	34,893	53,295
Risk adjustment payable	1,285,446	931,170
Direct contracting performance year obligation	533,537	—
Short-term borrowings	—	155,000
Other current liabilities	251,523	207,238
Total current liabilities	3,388,961	2,282,818
Other liabilities	38,849	41,994
Total liabilities	3,427,810	2,324,812
Commitments and contingencies (Note 10)
Redeemable noncontrolling interests	143,011	128,407
Series A redeemable preferred stock, $0.0001 par value; 100,000,000 shares authorized in 2022 and 2021; 750,000 and — shares issued and outstanding in 2022 and 2021, respectively	747,481	—
Shareholders’ equity (deficit):
Common stock, $0.0001 par value; 3,000,000,000 shares authorized in 2022 and 2021; 628,992,422 and 628,622,872 shares issued and outstanding in 2022 and 2021, respectively	63	63
Additional paid-in capital	2,894,421	2,861,243
Accumulated deficit	(1,896,085)	(1,700,851)
Accumulated other comprehensive income	(29,675)	(3,335)
Treasury stock, at cost, 2,522,148 shares at March 31, 2022 and December 31, 2021, respectively	(12,000)	(12,000)
Total shareholders’ equity (deficit)	956,724	1,145,120
Total liabilities, redeemable noncontrolling interests, redeemable preferred stock and shareholders’ equity (deficit)	$5,275,026	$3,598,339

Bright Health Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Loss)
(in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue:
Premium revenue	$1,680,450	$860,631
Direct contracting revenue	182,797	—
Service revenue	12,428	8,438
Investment income (loss)	(40,100)	5,489
Total revenue	1,835,575	874,558
Operating expenses:
Medical costs	1,580,596	684,570
Operating costs	418,918	208,240
Depreciation and amortization	13,041	4,581
Total operating expenses	2,012,555	897,391
Operating loss	(176,980)	(22,833)
Interest expense	1,193	546
Other income	(784)	—
Loss before income taxes	(177,389)	(23,379)
Income tax expense	3,240	1,166
Net loss	(180,629)	(24,545)
Net earnings attributable to noncontrolling interests	(14,605)	(617)
Series A preferred stock dividend accrued	(8,938)	—
Net loss attributable to Bright Health Group, Inc. common shareholders	$(204,172)	$(25,162)
Basic and diluted loss per share attributable to Bright Health Group, Inc. common shareholders	$(0.32)	$(0.18)
Basic and diluted weighted-average common shares outstanding	628,765	140,175

Bright Health Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(180,629)	$(25,162)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,041	4,581
Impairment of intangible assets	6,720	—
Share-based compensation	32,921	5,176
Deferred income taxes	717	1,166
Unrealized loss on equity securities	40,968	—
Other, net	2,378	2,694
Changes in assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(29,221)	(23,188)
Direct contracting performance year receivable	(638,641)	—
Other assets	(22,270)	(15,707)
Medical cost payable	337,180	225,814
Risk adjustment payable	354,276	137,215
Accounts payable and other liabilities	52,182	30,096
Unearned revenue	(18,402)	918
Direct contracting performance year obligation	533,537	—
Net cash provided by operating activities	484,757	343,603
Cash flows from investing activities:
Purchases of investments	(782,091)	(298,957)
Proceeds from sales, paydown, and maturities of investments	154,765	265,521
Purchases of property and equipment	(5,491)	(4,215)
Business acquisitions, net of cash acquired	(310)	(18,624)
Net cash used in investing activities	(633,127)	(56,275)
Cash flows from financing activities:
Proceeds from issuance of preferred stock	747,481	—
Proceeds from issuance of common stock	257	4,893
Net proceeds from short-term borrowings	(155,000)	200,000
Payments for debt issuance costs	—	(3,391)
Payments for IPO offering costs	—	(1,268)
Net cash provided by financing activities	592,738	200,234
Net increase in cash and cash equivalents	444,368	487,562
Cash and cash equivalents – beginning of year	1,061,179	488,371
Cash and cash equivalents – end of period	$1,505,547	$975,933

Bright Health Group, Inc. and Subsidiaries
Segment Information
(in thousands)
(Unaudited)

Bright HealthCare	Three Months Ended
(in thousands)	March 31,
Statements of income (loss) and operating data:	2022	2021

Bright HealthCare:
Revenue:
Commercial revenue	$1,163,224	$621,056
Medicare Advantage revenue	430,313	220,869
Investment income	868	1,246
Total revenue	1,594,405	843,171
Operating expenses:
Medical costs	1,323,724	675,056
Operating costs	371,664	189,973
Depreciation and amortization	6,039	2,357
Total operating expenses	1,701,427	867,386
Operating loss	$(107,022)	$(24,215)

Medical Cost Ratio (MCR)	83.1%	80.2%

NeueHealth	Three Months Ended
($ in thousands)	March 31,
Statements of income (loss) data:	2022	2021

NeueHealth:
Revenue:
Premium revenue	$455,002	$28,674
Direct contracting revenue	182,797	—
Service revenue	24,121	15,622
Investment income (loss)	(40,968)	4,243
Total revenue	620,952	48,539
Operating expenses
Medical costs	624,994	19,482
Operating costs	58,914	25,451
Depreciation and amortization	7,002	2,224
Total operating expenses	690,910	47,157
Operating income (loss)	$(69,958)	$1,382

Medical Cost Ratio (MCR)	98.0%	67.9%

Non-GAAP Financial Measures

We use the non-GAAP financial measure Adjusted EBITDA. We define Adjusted EBITDA as Net Loss excluding Interest Expense, Income Taxes, Depreciation and Amortization, adjusted for the impact of impairment of intangible assets, acquisition and financing-related transaction costs, share-based compensation, changes in the fair value of contingent consideration, changes in the fair value of equity securities, contract termination costs and restructuring costs. This non-GAAP measure has been presented in this quarterly Earnings Release as a supplemental measure of financial performance that is not required by or presented in accordance with GAAP because we believe it assists management and investors in comparing our operating performance across reporting periods on a consistent basis by excluding and including items that we do not believe are indicative of our core operating performance. Management believes this measure is useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA is not a recognized term under GAAP and should not be considered as an alternative to Net Income (Loss) as a measure of financial performance or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of Adjusted EBITDA has limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

The following table provides a reconciliation of net loss to Adjusted EBITDA for the periods presented:

	Three Months Ended March 31,
($ in thousands)	2022	2021
Net loss	$(180,629)	$(24,545)
Interest expense	1,193	546
Income tax expense (benefit)	3,240	1,166
Depreciation and amortization	13,041	4,581
Impairment of intangible assets	6,720	—
Transaction costs (a)	111	2,020
Share-based compensation expense (b)	32,921	5,176
Change in fair value of equity securities (c)	40,968	(4,243)
Change in fair value of contingent consideration (d)	—	1,472
Contract termination costs (e)	741	—
Restructuring costs (f)	6,864	—
Adjusted EBITDA	$(74,830)	$(13,827)

(a)Transaction costs include accounting, tax, valuation, consulting, legal and investment banking fees directly relating to business combinations and certain costs associated with our initial public offering. These costs can vary from period to period and impact comparability, and we do not believe such transaction costs reflect the ongoing performance of our business.

(b)Represents non-cash compensation expense related to stock option and restricted stock award grants, which can vary from period to period based on a number of factors, including the timing, quantity and grant date fair value of the awards.
(c)Beginning in 2022, Adjusted EBITDA excludes the impact of changes in unrealized gains and losses on equity securities. The comparable period in 2021 has been recast to exclude changes in unrealized gains and losses on equity securities.
(d)Represents the non-cash change in fair value of contingent consideration from business combinations, which is remeasured at fair value each reporting period.
(e)Represents amounts paid for early termination of an existing vendor contracts.
(f)Restructuring costs represents severance costs as part of a workforce reduction in 2022.